                     ALLEGIANT BANCORP, INC.

                   DIRECTORS STOCK OPTION PLAN

                     ALLEGIANT BANCORP, INC.
                   DIRECTORS STOCK OPTION PLAN


Section 1.  Establishment and Purpose  . . . . . . . . . . .   1

Section 2.  Definitions  . . . . . . . . . . . . . . . . . .   1

Section 3.  Administration   . . . . . . . . . . . . . . . .   2

Section 4.  Shares Reserved Under the Plan   . . . . . . . .   2

Section 5.  Granting of Options  . . . . . . . . . . . . . .   3

Section 6.  Terms of Options   . . . . . . . . . . . . . . .   3

Section 7.  No Right to Remain a Director  . . . . . . . . .   4

Section 8.  Exercise of Options  . . . . . . . . . . . . . .   4

Section 9.  General Provisions   . . . . . . . . . . . . . .   4

Section 10. Adjustment Provisions  . . . . . . . . . . . . .   4

Section 11. Duration, Amendment and Termination  . . . . . .   5

Section 12. Shareholder Approval   . . . . . . . . . . . . .   5

                     ALLEGIANT BANCORP, INC.
                   DIRECTORS STOCK OPTION PLAN


             SECTION 1.  ESTABLISHMENT AND PURPOSE.

     The Allegiant Bancorp, Inc. Directors Stock Option Plan of Allegiant Bancorp, Inc. is designed and intended: (i) to reward directors serving at the time of adoption of the Plan for their past contributions to the growth and success of the Company;
(ii) to induce directors of the Company to remain directors of the Company, to offer them incentives and rewards in recognition of their contributions to the Company's progress, and to encourage them to continue to promote the best interests of the Company and its subsidiaries; and (iii) to aid the Company and its subsidiaries in competing with other enterprises for the services of new directors needed to help ensure the Company's continued progress.


                    SECTION 2.  DEFINITIONS.

     (a) "ACT" means the Securities Exchange Act of 1934, as amended.

     (b) "ADMINISTRATOR" means the Secretary of the Company, initially Kevin R. Farrell.

     (c)  "BOARD OF DIRECTORS" means the Board of Directors of the
          Company.

     (d) "CODE" means the Internal Revenue Code of 1986, as amended.

     (e) "COMPANY" means Allegiant Bancorp, Inc., a corporation organized and existing under the laws of the State of Missouri.

     (f) "ELIGIBLE DIRECTOR" means any member of the Board of Directors on an Option Date who has been a member of the Board of Directors for at least two consecutive years prior to such Option Date.

     (g) "FAIR MARKET VALUE" of a share of the Company's Common Stock means, for any particular date: (i) for any period during which the stock shall not be listed for trading on a national securities exchange, but when closing transaction prices for the stock shall be reported by NASDAQ, the closing transaction price per share as reported by NASDAQ; (ii) for any period during which the stock shall not be listed for trading on a national securities exchange or prices shall not be reported by NASDAQ, but when quotes for the stock shall be reported by a generally recognized source (such as the National Quotation Bureau), the closing bid price as reported by such source; (iii) for any period during which the stock shall be listed for trading on a national securities exchange, the closing price per share of stock on such exchange; or (iv) the fair market value market per share of stock as determined in good faith by the Board of Directors in the event neither clause (i), (ii) or (iii) above shall be applicable. If Fair Market Value is to be determined as of a day when the securities markets are not open (or no trades of the stock were reported, in the event clause (i) or (iii) shall be applicable), the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open (or a trade was reported).

     (h) "NASDAQ" means the National Association of Securities Dealers Automated Quotation System or any successor thereto on which the daily trading price or bid and ask prices of the Company's Common Stock is made available.

     (i) "OPTION" means an option granted under this Plan to acquire Stock.

     (j)  "OPTIONEE" means the person to whom an Option is granted.

     (k) "OPTION AGREEMENT" means an Agreement issued to each Eligible Director with respect to each Option.

     (l) "OPTION DATE" means the date as of which an Option is granted, which shall be the first business day after the annual meeting of shareholders of the Company for each year that the Plan is in effect.

     (m)  "PLAN" means the Allegiant Bancorp, Inc. Directors Stock
          Option Plan.

     (n) "POST-DEATH REPRESENTATIVE(S)" means the executor(s) or administrator(s) of the Optionee's estate or the person or persons to whom the Optionee's rights under his or her Option pass by the Optionee's will or the laws of descent and distribution.

     (o)  "RULE 16B-3" means Rule 16b-3 promulgated by the
          Securities and Exchange Commission under the Act or any successor rule.

     (p)  "STOCK" means authorized and unissued shares of Common
          Stock of the Company or reacquired shares of the Company's Common Stock held in its treasury.



                   SECTION 3.  ADMINISTRATION.

     The Plan shall be administered on behalf of the Company by the Administrator. The Administrator may adopt, amend, and rescind from time to time such administrative rules, and may take from time to time such actions, with or without notice to affected Optionees, as he or she may deem appropriate to implement or interpret the provisions of this Plan or to exercise any authority, discretion or power explicitly or implicitly granted to the Administrator under this Plan, provided that no such rules or actions may be inconsistent with the provisions of this Plan, or Rule 16b-3. The Administrator may make rules or take action pursuant to this Section by any appropriate means.


           SECTION 4.  SHARES RESERVED UNDER THE PLAN.

     (a) At any time during the existence of the Plan, there shall be reserved for issuance upon the exercise of Options granted under the Plan an amount of Stock (subject to adjustment as provided in Section 10 hereof) equal to the total number of shares then issuable pursuant to all such Option grants which shall have been made prior to such time. The Company in its discretion may use reacquired shares held in the treasury in lieu of authorized but unissued shares.

     (b) If an Option terminates in whole or in part, by expiration or for any other reason except exercise of such Option, the shares previously reserved for issuance upon exercise of the Option shall again be available for issuance, as if such shares had never been subject to an Option.

                 SECTION 5.  GRANTING OF OPTIONS.

     (a) In recognition of the past contributions of the members of the Board of Directors serving as of the date this Plan is adopted in respect of the historical growth of the Company and the corresponding enhancement of the value of the Company's Common Stock and to induce such individuals to continue serving the Company as directors, each person who is an Eligible Director on the first Option Date following the Company's 1996 Annual Meeting of Shareholders shall receive an Option to purchase 10,000 shares of Stock. The Option price for each share of Stock subject to an Option granted under this Section 5(a) shall be the greater of: (i) 120% of the Fair Market Value on the date of such grant; or (ii) $14.50. Options granted to Eligible Directors under this Section 5(a) shall be in addition to Options granted to Eligible Directors as of the same Option Date under Section 5(b).

     (b) Each person who is an Eligible Director on an Option Date shall receive Options to acquire 3,000 shares of Stock; provided, however, that if the Chairman of the Board of Directors and/or President of the Company are serving as Eligible Directors on an Option Date, they shall each receive Options to purchase 5,000 shares of Stock.

     (c) All Options granted under the Plan shall be granted as of an Option Date. Promptly after each Option Date, the Company shall notify the Optionee of the grant of the Option, and shall hand deliver or mail to the Optionee a Stock Option Agreement, duly executed by and on behalf of the Company, with the request that the Optionee execute and return the Agreement within thirty days after the Option Date. If the Optionee shall fail to execute and return the written Option Agreement within said thirty-day period, his or her Option shall be automatically terminated, except that if the Optionee dies within said thirty-day period such Option Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

               SECTION 6.  TERMS OF OPTIONS.

     Notwithstanding any other provision of the Plan, each Option shall be evidenced by an Option Agreement, which shall include the substance of the following terms and conditions:

     (a) Except as provided in Section 5(a), the Option price for each share of Stock subject to an Option shall be an amount equal to 110% of the Fair Market Value of a share of Stock on the Option Date.

     (b) The Option by its terms shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or the regulations thereunder. The designation of a beneficiary does not constitute a transfer. The Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

     (c) The Option by its terms shall be immediately exercisable as to any or all shares and may be exercised at any time and from time to time; provided, however, that Stock issued pursuant to the exercise of an Option may not be sold or disposed of within six months after the grant of such Option.

     (d) Any Option granted under this Plan shall not be exercisable after the expiration of five years from the Option
Date.

               SECTION 7.  NO RIGHT TO REMAIN A DIRECTOR.

     The grant of an Option shall not create any right in any person to remain a director of the Company.


                    SECTION 8.  EXERCISE OF OPTIONS.

     (a) An Option shall be exercisable only: (i) upon payment to the Company on the exercise date of cash in the full amount of the option price of the shares with respect to which the Option is exercised; or (ii) upon delivery to the Company on the exercise date of certificates representing shares of Company Common Stock, owned by the Optionee for longer than six months and registered in the Optionee's name, having a Fair Market Value, on the date of such exercise and delivery, equal to the full amount of the purchase price of the shares with respect to which the Option is exercised; or (iii) a combination of (i) and
(ii).

     (b) An Optionee shall have none of the rights of a shareholder with respect to shares of Stock subject to his or her Option until shares of Stock are issued to him or her upon the exercise of his or her Option.


                    SECTION 9.  GENERAL PROVISIONS.

     The Company shall not be required to issue or deliver any certificate for shares of Stock to an Optionee upon the exercise of his or her Option prior to:

     (a) if requested by the Company, the filing with the Company by the Optionee or the Optionee's Post-Death Representative of a representation in writing that at the time of such exercise it is his or her then present intention to acquire the shares of Stock being purchased for investment and not for resale, and/or the completion of any registration or other qualification of such shares of Stock under any state or federal laws or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable; and

     (b) the obtaining of any other consent, approval or permit from any state or federal governmental agency which the Administrator shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.


                    SECTION 10.  ADJUSTMENT PROVISIONS.

     In the event any stock dividend is declared upon the Company's Common Stock or in the event outstanding shares of stock shall be changed into or exchanged for a different number, class or kind of shares of stock or other securities of the Company or of another corporation, whether by reason of a split or combination of shares, recapitalization, reclassification, reorganization, merger, consolidation or otherwise, the number of shares of Stock reserved for issuance upon the exercise of Options issuable hereunder whether or not subject to outstanding Options shall be appropriately and proportionately adjusted, and in any such event a corresponding adjustment shall be made changing the number, class or kind of shares of Stock or other securities which are deliverable upon the exercise of any Option theretofore granted and unexercised without change in the total price applicable to the unexercised portion of such Option, but with a corresponding adjustment in the price for each share of Stock covered by the unexercised portion of such Option.


               SECTION 11.  DURATION, AMENDMENT AND TERMINATION.

     (a) The Board of Directors may at any time terminate the Plan or make such amendments thereof, including reducing the number of Options which are to be granted as of any Option Date, as it shall deem advisable and in the best interests of the Company, without further action on the part of the shareholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the Optionee, adversely affect or impair the rights of such Optionee, and provided further, that no amendment requiring shareholder approval in order to meet the requirements of Rule 16b-3 shall be effective unless such shareholder approval is obtained, and provided further that the provisions relating to eligible persons, the amount and price of awards and the timing of awards may not be amended more than once every six months except to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, or the rules thereunder.

     (b) The period during which Options may be granted under the Plan shall terminate on April 15, 2006, unless the Plan earlier shall have been terminated as provided above.


               SECTION 12.  SHAREHOLDER APPROVAL.

     The Plan shall be effective on the date that it is approved by the shareholders of the Company.

                    ALLEGIANT BANCORP, INC.
                 DIRECTORS STOCK OPTION PLAN

                    STOCK OPTION AGREEMENT


     This Stock Option Agreement (the "Agreement"), entered into this --------- day of --------------------------, in the County
of St. Louis, Missouri, by and between Allegiant Bancorp, Inc., a Missouri corporation (the "Company") and -------------------------, (the "Optionee") pursuant to the Allegiant Bancorp, Inc. Directors Stock Option Plan (the "Plan").

     1. GRANT OF OPTION. The Company hereby grants to Optionee the right, privilege and option to purchase --------- shares of Common Stock, $.01 par value, of the Company at a price of --------- Dollars ($----------) per share, in the manner and subject to the conditions provided herein.

     2.   TERM OF OPTION.  This Option shall expire on --------------.

     3. TIME OF EXERCISE OF OPTION. This Option shall be immediately exercisable as to any or all shares and may be exercised at any time and from time to time during its term.

     4. INCORPORATION OF STOCK OPTION PLAN. This Agreement is entered into pursuant to the Plan, which Plan is by this reference incorporated herein and made a part hereof. All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. The material provisions of the Plan applicable to this Option are as follows:

          a. METHOD OF EXERCISE OF OPTION. This Option shall be exercisable in whole or in part to the extent then exercisable, by written notice delivered to the Secretary of Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment either
     (i) in cash, (ii) by tender to the Company of shares of Company Common Stock, owned by the Optionee for longer than six months and registered in the Optionee's name, having a Fair Market Value, on the date of such exercise and delivery, equal to the cash exercise price of the Option being exercised, or (iii) by any combination of (i) and (ii) hereof.

          b. NON-TRANSFERABILITY OF OPTION. This Option is non-transferable by Optionee except by will or the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee. In the event of Optionee's death, the Post-Death Representative may exercise this Option.

          c.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.
     In the event any stock dividend is declared upon the Company's Common Stock or in the event outstanding shares of stock shall be changed into or exchanged for a different number, class or kind of shares of stock or other securities of the Company or of another corporation, whether by reason of a split or combination of shares, recapitalization, reclassification, reorganization, merger, consolidation or otherwise, the number of shares of Stock reserved for issuance upon the exercise of outstanding Options shall be appropriately and proportionately adjusted, and in any such event a corresponding adjustment shall be made changing the number, class or kind of shares of Stock or other securities which are deliverable upon the exercise of any Option theretofore granted without change in the total price applicable to the unexercised portion of such Option, but with a corresponding adjustment in the price for each share of Stock covered by the unexercised portion of such Option.
     In the event the Company is merged, consolidated or reorganized with another corporation, appropriate provision shall be made for the continuance of outstanding Options with respect to shares of the succeeding parent corporation following a merger, or with respect to shares of the consolidated or reorganized corporation in the case of a consolidation or reorganization, and to prevent their dilution or enlargement compared to the total shares issuable therein in respect of the Stock. Adjustments hereunder shall be made in an equitable manner by the Administrator, whose determination shall be conclusive and binding on all concerned.

     5. OPTION CONDITIONED ON AWARD AGREEMENT AND ACCEPTANCE. This Agreement shall be void and of no effect unless a copy hereof is executed by Optionee and returned to the Company's Secretary not later than 30 days after the Option date, provided, however, that if Optionee dies within such 30 day period this Agreement shall be effective notwithstanding the fact that it has not been executed by Optionee.

     IN WITNESS WHEREOF, ALLEGIANT BANCORP, INC. has caused this
Agreement to be executed and its Corporate Seal to be affixed, and Optionee has signed the same, in duplicate originals as of the day and year first above written.

                                   ALLEGIANT BANCORP, INC.



                                   By:------------------------------------
                                   Marvin S. Wool
                                   Chairman and Chief Executive Officer





                                   ---------------------------------------
                                   Optionee

                                    2